Press Release, dated September 14, 2006
EX-99.1

TELECOMM SALES NETWORK, INC. REPORTS MANUFACTURING AGREEMENT FOR ENVIROSYSTEMS, INC.

For Release:  Immediate

CHARLOTTE, NC (SEPTEMBER 12, 2006) Telecomm Sales Network, Inc. (OTCBB: TNSW), reported today that it’s wholly owned subsidiary, EnviroSystems, Inc. (ESI) has entered into an agreement with Minntech Corporation whereby  Minntech will be the exclusive U.S. manufacturer of ESI disinfectant products.

  To support the arrangement, Minntech is expanding its manufacturing facility and establishing a dedicated production line. ESI had previously acknowledged its search for a manufacturing partner capable of meeting ESI’s stringent quality and technology requirements.  “The alliance with Minntech is an important milestone and a critical step in the continuing development of our company”, stated J. Lloyd Breedlove, ESI President & CEO.  Mr. Breedlove continued. “In addition to providing a consolidated, world-class manufacturing operation, the arrangement with Minntech is further realization of our ongoing commitment to an enhanced quality assurance program.    One of the most appealing aspects of this relationship is Minntech’s unwavering commitment to quality in all aspects of its business.”

Minntech Corporation, a subsidiary of Cantel Medical Corp. (NYSE: CMN) located outside of Minneapolis, MN, is an EPA and FDA registered facility.  Minntech produces and sells a wide range of infection prevention and control products in the healthcare market, including specialized medical device reprocessing systems for renal dialysis and endoscopy, as well as disinfectants and sterilants.

Mr. Breedlove added, “The Minntech relationship provides ESI with a manufacturing solution that answers a current need, thus allowing us to devote valuable resources to other areas to more quickly accelerate our Company’s growth.  It also provides ESI with a potential partner for several other near and longer term opportunities.”

While details were not disclosed, ESI acknowledged that it is investigating other cooperative projects with Minntech, particularly international manufacturing.  “It is certainly feasible that we consider expanding our partnership with Minntech,” agreed Mr. Breedlove.  “In addition to the manufacturing arrangement we are interested in those synergistic areas offering additional opportunities for both companies.”

About Telecomm Sales Network:

Telecomm Sales Network, Inc., through its wholly-owned subsidiary EnviroSystems, produces cleaning and disinfecting products that will help prevent the spread of infectious micro-organisms without harmful effects to people, equipment or the environment.

EnviroSystems is focused on safe infection prevention technologies that are expected to position the company in the forefront of the industry at a time when there is rapidly growing awareness of the critical need to prevent biological risks — both natural and man-made.

Forward Looking Statements:
This release contains forward-looking statements, which reflect Telecomm’s expectation or belief concerning future events that involve risks and uncertainties. Telecomm can give no assurance that the expectations reflected in forward looking statements will prove correct and various factors could cause results to differ materially from Telecomm’s expectations, including, but not limited to EPA registration of the Company’s products,  Telecomm’s ability to carry out its business plan, successful development and commercial acceptance of its products, ability to fund development of its technology, the risk that products may not result from development activities, protection of its intellectual property,  need for regulatory approvals, and other factors discussed in Telecomm’s periodic filings with the Securities and Exchange Commission. Forward-looking statements are qualified in their entirety by the above cautionary statement.  Telecomm assumes no duty to update its outlook or other forward-looking statements as of any future date.

Contact Information:

J. Lloyd Breedlove
President & CEO
Telecomm Sales Network, Inc.
Phone:  704.658.3350
Email: jlbreedlove@envirosi.com
Website: www.envirosi.com